EXHIBIT 99.1

Contacts:
Leiv Lea
Pharmacyclics, Inc.
(408) 774-0330
Carolyn Bumgardner Wang
WeissComm Partners
(415) 946-1065

PHARMACYCLICS REPORTS THIRD QUARTER FINANCIAL RESULTS

Sunnyvale, Calif., -- April 28, 2005 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its third fiscal quarter ended March 31, 2005. The net loss for the period was $8.0 million, or $0.40 per share, compared to a net loss of $7.3 million, or $0.44 per share, in the third quarter of fiscal 2004.

Total operating expenses were $8.4 million for the three months ended March 31, 2005, compared to $7.5 million during the same period of fiscal 2004. The increase in total expenses in fiscal 2005 was due to the expanded clinical development of Xcytrin® (motexafin gadolinium) Injection and increased personnel expenses associated with clinical development activities.

Pharmacyclics also reported its financial results for the nine months ended March 31, 2005. The net loss for the nine months ended March 31, 2005 was $23.0 million, or $1.17 per share, compared to a net loss of $21.9 million, or $1.34 per share, for the nine months ended March 31, 2004.

As of March 31, 2005, the company's cash, cash equivalents and marketable securities totaled $79.1 million, compared to $101.4 million at the end of fiscal 2004.

"During the quarter we completed enrollment of our pivotal Phase 3 trial of Xcytrin for the treatment of brain metastases due to lung cancer and continued moving forward with several Phase 1 and 2 clinical trials with Xcytrin in various cancers," said Richard A. Miller, M.D., president and chief executive officer of Pharmacyclics. "We plan to announce results of the pivotal Phase 3 trial by the end of calendar 2005."

Recent and Upcoming Highlights Include:

  Completion of enrollment in the 554-patient Phase 3 SMART (Study of Neurologic Progression with Motexafin Gadolinium And Radiation Therapy) trial of Xcytrin for the potential treatment of lung cancer patients with brain metastases (i.e., lung cancer that has spread to the brain from another part of the body).
  Hosted analyst/investor briefing featuring leading academic clinical experts and Pharmacyclics' management, who reviewed the company's clinical development of Xcytrin Injection for the treatment of brain metastases and other cancers. To access the archived recording log on to http://www.pharmacyclics.com.
  Multiple presentations of preclinical studies further characterizing the tumor biology and mechanism of action of Xcytrin and other compounds based on the company's technology platform were made at the 96th Annual Meeting of the American Association for Cancer Research (AACR) held April 16-20 in Anaheim, CA.

About Xcytrin

Pharmacyclics is developing Xcytrin as an anti-cancer agent with a novel mechanism of action that is designed to selectively concentrate in tumors and induce apoptosis (programmed cell death). Pharmacyclics has been granted Fast-Track status by the U.S. Food and Drug Administration (FDA) for Xcytrin for the treatment of brain metastases in non-small cell lung cancer (NSCLC) patients. Xcytrin is currently being evaluated in a randomized Phase 3 clinical trial (the SMART trial) designed to compare the effects of whole brain radiation therapy (WBRT) alone to WBRT plus Xcytrin for the treatment of brain metastases in patients suffering from NSCLC. Xcytrin also is currently under investigation in several Phase 1 and Phase 2 clinical trials in various cancers evaluating its use as a single agent and in combination with chemotherapy and/or radiation therapy.

About Pharmacyclics

Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer and atherosclerosis. The company's products are rationally designed, ring-shaped small molecules called texaphyrins that are designed to selectively target and disrupt the bioenergetic processes of diseased cells, such as cancer cells and atherosclerotic plaque. More information about our company, our technology and products can be found on our website at www.pharmacyclics.com. Pharmacyclics®, Xcytrin® and the "pentadentate" logo® are registered trademarks of Pharmacyclics, Inc.

NOTE: Other than statements of historical fact, the statements made in this press release about enrollment plans for our clinical trials, progress of and reports of results from preclinical and clinical studies, including results from our SMART trial, clinical development plans and product development activities are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "will," "continue," "plan," "expect," "intend," "anticipate," variations of such words, and similar expressions also identify forward- forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that could affect actual results include risks associated with the initiation, timing, design, enrollment and cost of clinical trials; the fact that data from preclinical studies and Phase 1 or Phase 2 clinical trials may not necessarily be indicative of future clinical trial results; our ability to collect complete and audited data from clinical sites participating in our SMART trial, our ability to establish successful partnerships and collaborations with third parties; the regulatory approval process in the United States and other countries; and future capital requirements. For further information about these risks and other factors that may affect the actual results achieved by Pharmacyclics, please see the company's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its quarterly report on Form 10-Q for the period ended December 31, 2004. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

---FINANCIALS ATTACHED---

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Statements of Operations
(unaudited) (in thousands, except per share data)

                                              Three Months Ended  Nine Months Ended
                                                   March 31,           March 31,
                                              ------------------  ------------------
                                                2005       2004     2005      2004
                                              --------  --------  --------  --------
Operating expenses:
     Research and development .............. $  6,513  $  6,096  $ 18,899  $ 18,213

     Marketing, general and administrative .    1,912     1,418     5,492     4,442
                                              --------  --------  --------  --------
            Total operating expenses .......    8,425     7,514    24,391    22,655
                                              --------  --------  --------  --------
Loss from operations .......................   (8,425)   (7,514)  (24,391)  (22,655)

Interest and other income, net .............      469       233     1,345       762
                                              --------  --------  --------  --------
Net loss ................................... $ (7,956) $ (7,281) $(23,046) $(21,893)
                                              ========  ========  ========  ========

Basic and diluted net loss per share ....... $  (0.40) $  (0.44) $  (1.17) $  (1.34)
                                              ========  ========  ========  ========
Shares used to compute basic and
    diluted net loss per share .............   19,743    16,365    19,700    16,289
                                              ========  ========  ========  ========

Condensed Balance Sheets
(unaudited, in thousands)

                                                            March 31,     June 30,
                                                               2005         2004
                                                            -----------  -----------

   Assets
     Cash, cash equivalents and marketable securities .... $    79,072  $   101,418

     Other current assets ................................       1,468        1,429
                                                            -----------  -----------
          Total current assets ...........................      80,540      102,847

     Property and equipment, net .........................         869        1,293

     Other noncurrent assets .............................         527          527
                                                            -----------  -----------
                                                           $    81,936  $   104,667
                                                            ===========  ===========

   Liabilities and stockholders' equity
     Current liabilities ................................. $     4,282  $     4,294

     Long-term obligations ...............................          99           85

     Stockholders' equity ................................      77,555      100,288
                                                            -----------  -----------
                                                           $    81,936  $   104,667
                                                            ===========  ===========

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